Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact:	Tad Hutcheson
December 20, 2006		tad.hutcheson@airtran.com
678.254.7442

Judy Graham-Weaver
judy.graham-weaver@airtran.com
678.254.7448

AIRTRAN AIRWAYS TO PROVIDE MUCH-NEEDED SERVICE IN MILWAUKEE

AS PART OF PROPOSED MERGER WITH MIDWEST AIRLINES

- Milwaukee Market is Under-Served Compared to Cities with Similar Populations -

ORLANDO, Fla. (December 20, 2006) – AirTran Airways, a subsidiary of AirTran Holdings, Inc. (NYSE: AAI), today announced that the company believes Milwaukee is an under-served market when it comes to the current level of commercial air service available to travelers choosing General Mitchell International Airport and that, by combining Midwest Airlines with AirTran Airways, the Milwaukee service level will increase significantly.

Compared to other U.S. cities and metropolitan areas with similar populations, Milwaukee has the least number of daily flights and seats available to travelers. Milwaukee, with a population of 2.3 million and headquarters to seven of the strongest Fortune 500 companies, can claim only one-third the number of peak daytime departures from Mitchell Airport than Charlotte, N.C., a city of 2.2 million, can declare.

Last week AirTran Holdings, Inc., publicly disclosed its October 20, 2006, proposal to acquire all of the outstanding common stock of Midwest Air Group, Inc., (AMEX: MEH) for $11.25 per Midwest share in cash and AirTran stock or a total equity value of approximately $290 million and has said it would consider increasing its offer after reviewing non-public information.

“There is a surprising discrepancy in the number of daily flights when looking at cities of equal size, or markets even smaller than Milwaukee,” said Bob Fornaro, AirTran Airways’ president and chief operating officer. “If you look at a city like Memphis, which has one million fewer people than Milwaukee, the airport still offers more daily flight options for area travelers. We see a huge opportunity for growth in the Milwaukee market, which we believe will help attract business and greater job opportunities to the region. AirTran Airways is ready to make that happen with our proposed merger with Midwest Airlines.”

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AirTran Airways to Provide Needed Service in Milwaukee as Part of Proposed Midwest Merger

The following is a comparison of Milwaukee with other cities of similar size:

Number of Daily Seats and Flights by City

	Charlotte	Cincinnati	Kansas City	Memphis	Milwaukee
Daily Seats**	58,618	28,842	22,858	20,761	14,224
Daily Flights**	636	429	216	274	208
Population* (in millions)	2.1	2.1	1.9	1.3	2.3
Daily Seats/per 100,000 People	2,791.3	1,373.4	1,203.0	1,597.0	618.4
Daily Flights/per 100,000 People	30.3	20.4	11.4	21.1	9.0

Source: APGDAT.com

*	Population shown within 45 miles of airport
**	Based on December 2006 published flight schedules

If the proposed merger with Midwest Airlines is approved, AirTran Airways intends to add more nonstop flights to more destinations from Milwaukee. The airline also plans to bring a significant number of new jobs to the Milwaukee market over the next four years, if the proposed merger is approved.

AirTran Airways, a Fortune 1000 company and one of America’s largest low-fare airlines with 8,000 friendly, professional Crew Members, operates nearly 700 daily flights to 52 destinations. The airline’s hub is at Hartsfield-Jackson Atlanta International Airport, where it is the second largest carrier. AirTran Airways’ aircraft features the fuel-efficient Boeing 737-700 and 717-200 to create America’s youngest all-Boeing fleet. The airline is also the first carrier to install XM Satellite Radio on a commercial aircraft and the only airline with Business Class and XM Satellite Radio on every flight. For reservations or more information, visit airtran.com (America Online Keyword: AirTran).

Forward Looking Information

Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may, “ “will, “ “expect, “ “intend,” “indicate,” “anticipate,” “believe,” “forecast,” “estimate,” “plan, “ “guidance,” “outlook,” “could, “ “should,” “continue” and similar terms used in connection with statements regarding the outlook of AirTran Holdings, Inc., (the “Company”). Such statements include, but are not limited to, statements about expected fuel costs, the revenue and pricing environment, the Company’s expected financial performance and operations, future financing plans and needs, overall economic conditions and the benefits of the business combination transaction involving Midwest Air Group, Inc. (“Midwest”) and the Company, including future financial and operating results and the combined companies’ plans, objectives, expectations and intentions. Other forward-looking

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AirTran Airways to Provide Needed Service in Milwaukee as Part of Proposed Midwest Merger

statements that do not relate solely to historical facts include, without limitation, statements that discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from the Company’s expectations. Such risks and uncertainties include, but are not limited to, the following: the Company’s ability to achieve the synergies anticipated as a result of the potential business combination transaction involving Midwest and to achieve those synergies in a timely manner; the Company’s ability to integrate the management, operations and labor groups of the Company and Midwest; the impact of high fuel costs; significant disruptions in the supply of aircraft fuel and further significant increases to fuel prices; the Company’s ability to attract and retain qualified personnel; labor costs and relations with unionized employees generally and the impact and outcome of labor negotiations; the impact of global instability, including the current instability in the Middle East, the continuing impact of the U.S. military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001, and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior; adequacy of insurance coverage; reliance on automated systems and the potential impact of any failure or disruption of these systems; the potential impact of future significant operating losses; the Company’s ability to obtain and maintain commercially reasonable terms with vendors and service providers and its reliance on those vendors and service providers; security-related and insurance costs; changes in government legislation and regulation; the Company’s ability to use pre-merger NOLs and certain tax attributes; competitive practices in the industry, including significant fare restructuring activities, capacity reductions and in-court or out-of-court restructuring by major airlines and industry consolidation; interruptions or disruptions in service at one or more of the Company’s hub airports; weather conditions; the impact of fleet concentration and increased maintenance costs as aircraft age and utilization increases; the Company’s ability to maintain adequate liquidity; the Company’s ability to maintain contracts that are critical to its operations; the Company’s fixed obligations and its ability to obtain and maintain financing for operations, aircraft financing and other purposes; changes in prevailing interest rates; the Company’s ability to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the Company’s ability to attract and retain customers; the cyclical nature of the airline industry; economic conditions; and other risks and uncertainties listed from time to time in the Company’s reports to the Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to the Company. The Company assumes no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K/A for the period ended December 31, 2005, which is available at www.sec.gov and at www.airtran.com.

Additional Information

Subject to future developments, AirTran may file with the United States Securities and Exchange Commission a registration statement to register the AirTran shares which would be issued in the proposed transaction and/or a proxy statement with respect to the proposed transaction. Investors and security holders are urged to read the registration statement and/or proxy statement (when and if available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors and security holders may obtain a free copy of the registration statement and/or proxy statement (when and if available) at www.sec.gov. The registration statement and/or proxy statement (when and if available) and such other documents may also be obtained free of charge from AirTran by directing such request to: Richard P. Magurno, Corporate Secretary, AirTran Holdings, Inc., 9955 AirTran Boulevard, Orlando, Florida 32827.

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